Chavez & Koch, CPA's, Ltd.
                         Henderson, Nevada


March 28, 2003

Maxxzone.com, Inc
Attn: Mr. Roland Becker
1770 N. Green Valley
Suite 3214
Las Vegas, Nevada 89014

Gentlemen;

Because of certain adjustments which must be made to the financial statements for the fiscal year ended December 31, 2002, we will not be able to finalize the year-end audit for
Maxxzone.com, Inc by the due date. We ask you to request a fifteen-day extension for the Form 10-KSB filing.

Sincerely,

/s/Signed
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Chavez & Koch, CPA's, Ltd.